UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11929	51-0357525
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $.10 Par Value	DVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Defenitive Agreement

On November 5, 2020, the registrant’s wholly-owned subsidiary, Nashville Speedway, USA, Inc. entered into an agreement to sell approximately 350 acres of property near our Nashville Superspeedway facility to a subsidiary of Panattoni Development Company for a purchase price of $14,355,000 subject to certain closing adjustments. The sum of $500,000, which is non-refundable except in the event of a default by the seller that is not cured within the applicable cure period, is required to be deposited in trust by the buyer on or before November 19, 2020. The transaction is expected to be consummated on or before May 31, 2021. None of the land subject to this agreement comprises land upon which the superspeedway has been constructed.

The description above is qualified in its entirety by reference to the Purchase and Sale Agreement dated as of November 5, 2020 between Nashville Superspeedway, USA, Inc. and PDC TN/FL, LLC which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits

10.1	Purchase and Sale Agreement dated November 5, 2020 between Nashville Superspeedway, USA, Inc. and PDC TN/FL, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: November 9, 2020